Exhibit 5.2

[OPINON OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

November 16, 2011

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, CT 06053

Re:	Stanley Black & Decker, Inc.

Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”), in connection with the preparation of the Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), of the following securities of the Company: (i) shares of common stock, par value $2.50 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, without par value, of the Company (the “Preferred Stock”) to be issued in one or more series, which may also be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and one or more depositaries to be named, (iii) debt securities representing unsecured obligations of the Company (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Senior Indenture Trustee”) to JP Morgan Chase Bank N.A. and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and HSBC Bank USA, N.A. (the “Subordinated Indenture Trustee” and, together with the Senior

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Indenture Trustee, the “Trustees”), (iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock, Depositary Shares, Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (collectively, the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), proposed to be entered into with one or more warrant agents to be named, (v) stock purchase contracts obligating holders to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”), which may be issued pursuant to one or more purchase contract agreements, (vi) stock purchase units (the “Stock Purchase Units”), each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Stock, Depositary Shares or debt obligations of third parties, including U.S. Treasury securities, securing a holder’s obligation to purchase Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts, (vii) such indeterminate number of shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares as may be issuable upon conversion, exchange, settlement or exercise of any Warrants, Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units, and (viii) guarantees of the Senior Debt Securities (the “Subsidiary Guarantees”) by one or more subsidiaries of the company, including The Black & Decker Corporation, a Maryland corporation (“Black & Decker”). The Common Stock, the Preferred Stock, the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units and the Warrants are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Senior Indenture as supplemented by the Second Supplemental Indenture thereto, dated March 10, 2010 (the “Supplemental Indenture”); (iii) the Statement of Eligibility of the Senior Indenture Trustee on Form T-1; (iv) the Subordinated Indenture; and (v) the Statement of Eligibility of the Subordinated Indenture Trustee on Form T-1. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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November 16, 2011

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company and Black & Decker, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the Company with respect to the Debt Securities and Black & Decker with respect to the Subsidiary Guarantees as to which we express our opinion herein, the validity and binding effect on such parties. We have also assumed that (i) each of the Company and Black & Decker has been duly organized and is validly existing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of incorporation and that each of the Company and Black & Decker has complied with and will comply with all aspects of the laws of all relevant jurisdictions other than the United States of America (including the laws of the State of Connecticut and the State of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under, the Indentures, the Supplemental Indenture and the Registration Statement, and (ii) the choice of New York law to govern the Indenture and the Supplemental Indenture is a valid and legal provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated will not contravene any exchange control or other laws of the nation issuing such currency.

Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Debt Securities and Subsidiary Guarantees may be issued from time to time on a delayed or

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continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies and (d) the waivers of any usury defense contained in the Indentures or Offered Debt

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Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to any Subsidiary Guarantee offered by Black & Decker (the “Offered Subsidiary Guarantee”) of any Offered Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Subsidiary Guarantee is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by Black & Decker and the other parties thereto; (iv) the Senior Indenture, the Supplemental Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (v) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture or officers’ certificate to be entered into in connection with the issuance of such Offered Subsidiary Guarantee so as not to violate any applicable law or the organizational or governing documents of Black & Decker or result in a default under or breach of any agreement or instrument binding upon Black & Decker and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Black & Decker; and (vi) the Offered Subsidiary Guarantee has been duly executed and delivered and countersigned in accordance with the provisions of the Senior Indenture, the Supplemental Indenture and any supplemental indenture or officers’ certificate to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Senior Indenture, the Supplemental Indenture any supplemental indenture or officers’ certificate to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of Black & Decker, enforceable against Black & Decker in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect

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relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Senior Indenture, the Supplemental Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company and Black & Decker of the Indentures and the Supplemental Indenture and the performance by each of the Company and Black & Decker of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or Black & Decker or its properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement.

Donald Riccitelli, Corporate Counsel of the Company, and Miles & Stockbridge P.C., Maryland counsel to Black & Decker, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to them, in rendering their opinions dated the date hereof, which are to be filed herewith as Exhibit 5.1 and Exhibit 5.3, respectively, to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP